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                                                       EXHIBIT 2 TO SCHEDULE 13D


                     RULE 13D-1(K)(1) JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that for purposes of reports on
Schedule 13D or Schedule 13G relating to the undersigneds' holdings of shares of the Common Stock, without par value, of King Pharmaceuticals, Inc., such filings shall be effected by a single joint statement.

         IN WITNESS WHEREOF, this Joint Filing Agreement has been executed this 1st day of September, 2000, by the undersigned.





                                   /s/ Dennis M. Jones
                                 -----------------------------
                                 Dennis M. Jones
                                   Individually and as Trustee of the
                                   Dennis M. Jones Amended and Restated
                                   Revocable Trust dated March 16, 1993



                                   /s/ Judith A. Jones
                                 -----------------------------
                                 Judith A. Jones
                                   Individually and as Trustee of the
                                   Judith A. Jones Amended and Restated
                                   Revocable Trust dated June 8, 1993